                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
      Pursuant to Section 13 or 15(d) of Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): APRIL 24, 2001 (April 3, 2001)


        VERADO HOLDINGS, INC., formerly FIRSTWORLD COMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter)


         DELAWARE                      0-24953                  33-0521976
(State or other jurisdiction         (Commission             (I.R.S. Employer
     of incorporation)               File Number)           Identification No.)


  8390 E. CRESCENT PARKWAY, SUITE 300,
      GREENWOOD VILLAGE, COLORADO                                  80111
(Address of principal executive offices)                         (Zip Code)


      Registrant's telephone number, including area code:  (303) 874-8010


                               Page 1 of 2 Pages

ITEM 5.  OTHER EVENTS

5.1    Announcement of Termination of the City of Anaheim Agreement

       Verado Holdings, Inc., formerly FirstWorld Communications, Inc., a Delaware corporation (the "Company"), announced by press release on April 3, 2001, the termination of the agreements between the City of Anaheim and FirstWorld Anaheim, a wholly owned subsidiary of Verado. A copy of the press release of the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

       The press release further stated that FirstWorld Anaheim would cease its telephony operations in Anaheim and certain surrounding areas. FirstWorld Anaheim will also relinquish rights to certain fiber owned by the city as well as other fiber and related equipment.

5.2 Announcement of the Sale of FirstWorld Internet Services Dial-Up Subscriber Base by EarthLink

       The Company announced by press release on April 18, 2001, the sale of the FirstWorld Internet Services Dial-Up Subscriber Base by EarthLink. A copy of the press release of the Company is attached hereto as Exhibit 99.2 and incorporated herein by reference.


Item 7.   Financial Statements and Exhibits
          ---------------------------------

          (a)   Financial Statements of Business Acquired. N/A

          (b)   Pro Forma Financial Information. N/A

          (c)   Exhibits:

                99.1    Press Release dated April 3, 2001.
                99.2    Press Release dated April 18, 2001.



                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


       Date: April 24, 2001         VERADO HOLDINGS, INC. formerly
                                    FIRSTWORLD COMMUNICATIONS, INC.



                                    By:  /s/ J. Thomas McGrath
                                         -------------------------------
                                         J. Thomas McGrath
                                         Chief Executive Officer



                               Page 2 of 2 Pages